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                                                                                                 EXHIBIT 12.01

                                          The Travelers Inc. and Subsidiaries
                                   Computation of Ratio of Earnings to Fixed Charges
                                       (In million of dollars, except for ratio)



                                                                                 Three months ended March 31,
                                                                               -------------------------------

                                                                                 1994                 1993
                                                                                 ----                 ----

     Income before income taxes, minority interest and cumulative
       effect of changes in accounting principle                                 $538                 $334
     Elimination of undistributed equity earnings                                   -                  (28)
     Pre-tax minority interest                                                      -                  (12)
     Interest expense                                                             223                  158
     Portion of rentals deemed to be interest                                      33                   10
                                                                                  ---                  ---
       Earnings available for fixed charges                                      $794                 $462
                                                                                  ===                  ===
     Fixed charges
     -------------
     Interest incurred                                                           $223                 $158
     Portion of rentals deemed to be interest                                      33                   10
                                                                                  ---                  ---
       Fixed charges                                                             $256                 $168
                                                                                  ===                  ===

     Ratio of earnings to fixed charges                                          3.10x                2.75x
                                                                                 ====                =====
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